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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Security Capital Atlantic Incorporated 1997 Long-Term Incentive Plan of our report dated February 3, 1997 with respect to the financial statements and schedule of Security Capital Atlantic Incorporated included in its Annual Report (Form 10K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP

Dallas, Texas
July 15, 1997